EXHIBIT 10.3

                                      LEASE

         This lease is made and executed in duplicate by and between Wall Street Properties, Inc. "lessor," and Intelligent Motor Cars, Inc. "lessee."

                       SECTION I - DESCRIPTION OF PREMISES
         Lessor leases to lessee, and lessee hires from lessor, the premises located at 1600 West Sunrise Blvd, Fort Lauderdale, Florida 33311. The legally description of the property is as follows: All of Lots 4, 5, 6, and all of Lots 21, 22, 23, 24, 25, 26, inclusive and that portion of Lot 27, lying South of the South Right-of-Way Line of Sunrise Boulevard as the same is now located and existing, all in Block 2, Lincoln Park, 5th Addition, according to the plat thereof as recorded in Plat Book 7, at page 3 of the Public Records of Broward County, Florida.

                                SECTION II - TERM
         The term of this lease is five years (sixty months), beginning on March 1, 2005 and ending on February 28, 2010.

                               SECTION III - RENT
         The monthly rent due shall be $4000 (four thousand dollars) per month plus the applicable sales tax. Also, the tenant shall pay one twelfth of the property taxes on the property. It is estimated that the property taxes are $6000 (six thousand dollars) per year. Therefore, the monthly payments shall be $4740 per month comprised of the following:

         Monthly Rent               $4000
         Sales Tax (6%)             $ 240
         1/12 of Property Taxes     $ 500

         These payments are payable on the first of each month at 261 NW 16th Street, Pompano Beach, Florida 33060. If any payment is more than five days late then the lessor may impose a $100 (one hundred dollar) late fee on the lessor. This late fee shall be considered additional rent. The failure of the lessor to impose this late fee shall not forfeit the lessor's right to impose this late fee in the future.

         The lessee may terminate this lease by giving no less than ninety (90) days written notice to the lessor. If the lessee does terminate this lease in this manner then the lessee shall not be liable for any rent after the date of termination.

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                          SECTION IV - USE OF PREMISES
         The premises are leased to be used as a used automobile dealership.

           SECTION V - PROHIBITION AGAINST ACTIVITIES INCREASING FIRE
                                INSURANCE RATES
         Lessee agrees not to use the premises in any manner, even for the purposes for which the premises are leased, that will increase risks covered by insurance on the building where the premises are located, so as to increase the rate of insurance on the premises, or to cause cancellation of any insurance policy covering the building. Lessee further agrees not to keep on the premises, or permit to be kept, used, or sold on the premises, anything prohibited by the policy of fire insurance covering the premises. Lessee agrees to comply, at his own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the premises and building.

        SECTION VI - PROHIBITION AGAINST WASTE, NUISANCE OR UNLAWFUL USE
         Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or use or allow the premises to be used for any unlawful purpose.

                       SECTION VII - PAYMENT OF UTILITIES
         Lessee shall pay for all utilities furnished the premises for the term of this lease, including (but not limited to) electricity, gas, water, and telephone service.

                     SECTION VIII - REPAIRS AND MAINTENANCE
         Lessee, at his expense, shall maintain and keep the premises, including without limitation, windows, doors, adjacent sidewalks, storefront, and interior walls, in good repair. Lessor shall maintain in good condition the building roof and exterior walls, except the storefront.

          SECTION IX - DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES
         Lessor represents that the premises are in fit condition for use as a body shop. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. Lessee agrees to surrender the premises to the lessor at the end of the lease term, if the lease is not renewed, in the same condition as when lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee agrees to remove all business signs or symbols placed on the premises by

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him before redelivery of the premises to the lessor, and to restore the portion of the premises on which they were placed in the same condition as before their placement.

      SECTION XI - LESSOR'S RIGHT TO INSPECT, REPAIR, AND MAINTAIN PREMISES Lessor reserves the right to enter the premises at reasonable times to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building in which the premises leased are located, and lessee agrees to permit lessor to do so. Lessor may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce lessee's rent for the premises during such period, and without incurring liability to lessee for disturbance of quiet enjoyment of the premises, or loss of occupation of the premises.

                    SECTION XII - POSTING OF SIGNS BY LESSOR
         Lessor reserves the right to place "For Sale" signs on the premises at any time during the lease, or "For Lease" or "For Rent" signs on the premises at any time within 60 (sixty) days of expiration of the lease.

                       SECTION XIII - LIABILITY INSURANCE
         Lessee agrees to procure and maintain in force during the term of this lease and any extension of this lease, at his expense, public liability insurance in companies and through brokers approved by lessor, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of $500,000 (five hundred thousand dollars). The insurance policies shall provide coverage for lessor's contingent liability on such claims or losses. The policies shall be delivered to lessor for keeping.

                      SECTION XIV - ASSIGNMENT OR SUBLEASE
         Lessee may assign or sublease the premises leased, any part of the premises, or any right or privilege connected with the premises.

         SECTION XV - EFFECT OF LESSEE'S RECEIVERSHIP OR ASSIGNMENT FOR
                              BENEFIT OF CREDITORS
         Appointment of a receiver to take possession of lessee's assets, except a receiver appointed at lessor's request as provided in this lease or lessee's general assignment for benefit of creditors is a breach of this lease.

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                              SECTION XVI- NOTICES
         Notices given pursuant to the provisions of this lease, or necessary to carry out its provisions, shall be in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be 261 NW 16 Street, Pompano Beach, Florida 33060 or such other address as he may in writing designate to lessee. Notices to lessee may be addressed to lessee at the premises leased.

              SECTION XVII - EFFECT OF LESSOR'S WAIVER OF COVENANTS
         Lessor's waiver of breach of one covenant or condition of this lease is not a waiver of breach of others, or of subsequent breach of the one waived. Lessor's acceptance of rent installments after breach is not a waiver of the breach, except of breach of the covenant to pay the rent installment or installments accepted.

            SECTION XVIII - BINDING EFFECT ON SUCCESSORS AND ASSIGNS
         This lease and the covenants and conditions of this lease apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties to this lease.

                        SECTION XIX - TIME OF THE ESSENCE
         Time is of the essence in this lease.

                SECTION XX - EFFECT OF EMINENT DOMAIN PROCEEDINGS
         Eminent domain proceedings resulting in the condemnation of a part of the premises leased by this agreement that leave the rest usable by lessee for purposes of the business for which the premises are leased will not terminate this lease, unless lessor at his option terminates it by giving written notice of termination to the lessee. The effect of such condemnation, should such option not be exercised, will be to terminate the lease as to the portion of the premises condemned, and leave it in effect as to the remainder of the premises. Lessee's rental for the remainder of the lease term shall in such case be reduced by the amount that the usefulness of the premises to his for such business purposes is reduced. All compensation awarded in the eminent domain proceeding as a result of such condemnation shall be lessor's. Lessee assigns and transfers to lessor any claim he may have to compensation for damages as a result of such condemnation.

                     SECTION XXI - ATTORNEY'S FEES AND COSTS
         The prevailing party to any legal action to enforce this lease shall be entitled to recover their reasonable attorney's fees and costs incurred.

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_____________________________               ____________________________________
witness                                     Wall Street Properties, Inc.
                                            By:_________________________________

_____________________________               Date________________________________
witness


_____________________________               ____________________________________
witness                                     Intelligent Motor Cars, Inc.
                                            By:_________________________________

_____________________________               Date________________________________
witness

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